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                                                                  Exhibit 10.17

                                   AMENDMENT
                                     TO THE
                 HORRIGAN AMERICAN, INC. 401(k) RETIREMENT PLAN


As authorized by Section 7.1 of the Horrigan American, Inc. 401(k) Retirement Plan ("Plan") as amended and restated effective January 1, 1989, the employer, Horrigan American, Inc. , hereby amends the Plan in the following manner effective January 1, 1995:

FIRST: Section 4.4(b) is amended to provide for participant loans in the event that a participant experiences an immediate and heavy financial need. As amended, Section 4.4(b) shall read as follows:

    (b) Participant Loans

        (1) Terms and Conditions

      The plan will provide loans to participants in accordance with the conditions and restrictions set forth below.

            (A) Application and Approval - A participant may file a written application with the plan administrator for a loan of a stated amount and term and for a stated purpose. The application shall include a demonstration of an immediate and heavy financial need as described under the Hardship Withdrawal provisions of Section 4.4(a).

        The application shall be consented to by the participant's spouse, and the spousal consent shall be witnessed by a plan representative or notary public. Such spousal consent will not be required if the loan amount is not in excess of $3,500 or if, with respect to the participant, this plan is not a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of distribution payment to the participant. If spousal consent is required hereunder, it shall be obtained in compliance with and have the effect described in Section 5.3(h) of the plan.

        All loans shall be subject to the approval of the plan administrator. Loans shall be available to all participants on a reasonably equivalent and non-discriminatory basis. No loan will be approved in the absence of a demonstration of an immediate and heavy financial need as described under the Hardship Withdrawal provisions of Section 4.4(a) and a determination that the participant has the ability to repay the loan. Further, in considering a loan, the plan administrator may take into account the availability of cash in the fund. No loans shall be made to any owner-employee or to any shareholder-employee (within the meaning of Code Section 1379(b)).

        An assignment or pledge of any portion of the participant's interest in the plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the plan, shall be treated as a participant loan under this paragraph.

            (B) Amount - No loan shall exceed the participant's current vested accrued benefit. Further no loan to any participant may be made to the extent that such loan, when added to the outstanding balance of all other loans to the participant, would exceed the lesser of:

                (i) $50,000, reduced by the excess (if any) of -

                        a. the highest outstanding balance of loans from the
                    plan during the one-year period ending on the day before the date on which such loan is made, over


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                        b. the outstanding balance of loans from the plan on the
                    date on which such loan is made; or

                (ii) One-half the present value of the nonforfeitable accrued benefit of the participant which is credited to his accounts.

          For the purpose of the above limitation, all loans from all plans of the employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) shall be aggregated. The amount of the loan may not be less than the minimum loan amount which may be established by the plan administrator for the plan on a uniform and non-discriminatory basis. Such minimum loan amount shall not exceed $1,000. Loans shall not be made available to highly compensated employees, (as defined in Code Section 414(q)) in an amount greater than the amount made available to other employees, except to the extent that the then vested account balances may be greater.

              (C) Term - The period of repayment for any loan shall be arrived at by mutual agreement between the plan administrator and the participant; provided that any such loan will by its terms require repayment within five years unless such loan is used to acquire or construct a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the participant or a member of the family of the participant. Repayment shall, in any event, be made before the participant's normal retirement age, and the loan shall not be renewable. The loan shall require substantially level payments of principal and interest not less frequently than quarterly.

              (D) Interest Rate - Each loan shall bear reasonable interest at a fixed rate to be determined by the plan administrator. The plan administrator shall not discriminate among participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the plan administrator, the differences in rates are justified by general economic conditions. The plan administrator shall determine the interest rate by using the prime rate plus 1%. The rate shall be set not less frequently than at the beginning of each calendar quarter for all loans approved during that period.

              (E) Security - Each loan shall be evidenced by the borrowing participant's promissory note, in the amount of the loan, plus interest, payable to the order of the plan. Also, each loan shall be adequately secured by the participant's assignment to the plan of all of the right, title or interest in and to the fund up to the amount of the outstanding loan balance.

              Default on the note shall be treated as a distributable event under this plan subject to the restrictions below. In the event of default, foreclosure on the note and attachment of security shall not occur until after the earlier of a distribution made under Section 4.3 or
      Section 4.4(a) of this plan or the elapse of 90 days without the default being cured and in any case not later than the date which is the fifth anniversary of the making of the loan. However, to the extent the loan is attributable to the participant's employee 401(k) elective deferral account, employee nondeductible contribution account, employer matching contribution's account (which is being treated as a qualified matching contribution account under Section 3.6) or qualified non-elective contribution account, attachment of security shall not occur until the participant separates from service or attains age 59 1/2. If any amount of principal or interest is outstanding to any participant at a time when distribution of benefits is to be made, then such loan, including accrued interest thereon, shall be treated as a partial distribution of the total benefit payable to such participant or former participant, and the note canceled. In such an event, the participant's vested accrued benefit under the applicable accounts shall be reduced pro rata.

          (2) Participant Loan Sub-Accounts

          In the case of a participant who has been granted a loan hereunder, the plan administrator shall establish a participant loan sub-account for the participant in an amount equal to the initial principal amount of the loan. Interest and principal payments made by a participant shall be deposited and invested under the plan's specified investment provisions. Any additional fees or charges or taxes incurred with respect to the administration of participant loan sub-account may be charged to such participant's account, or such fee may be paid by the employer.

SECOND: All other provisions of the Plan remain in full force and effect.

Executed this 1st day of February, 1995 by the duly authorized agent of Horrigan American, Inc.
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